Exhibit 32.1

Certification of the President

Pursuant to 18 US.C. Section, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

I, Joseph B. Armes, Chairman of the Board and President of Capital Southwest Corporation, certify that, to my knowledge:

1.	The Form 10-K for the year ended March 31, 2014, filed with the Securities and Exchange Commission on June 3, 2014 (“accompanied report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.

Date: June 3, 2014	By:	/s/ Joseph B. Armes
Joseph B. Armes Chairman of the Board President and Chief Executive Officer